UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 4, 2015

Life Time Fitness, Inc.

(Exact name of Registrant as specified in its charter)

Minnesota	001-32230	41-1689746
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2902 Corporate Place Chanhassen, Minnesota	55317
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (952) 947-0000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

At the special meeting of shareholders of Life Time Fitness, Inc. (“Life Time”) held on June 4, 2015, the shareholders approved the following proposals:

1.	Proposal to approve and adopt the Agreement and Plan of Merger, dated March 15, 2015, by and among LTF Holdings, Inc., which we refer to as Parent, LTF Merger Sub, Inc., an indirect, wholly owned subsidiary of Parent, and Life Time, as it may be amended from time to time, which we refer to as the merger agreement (the “Merger Agreement Proposal”). The proposal was approved with a vote of 34,597,042 shares in favor, 36,824 shares against, 11,025 abstentions and no broker non-votes.

2.	Proposal to approve one or more adjournments of the special meeting to a later date or dates if necessary or appropriate to solicit additional proxies if there are insufficient votes to approve and adopt the merger agreement at the time of the special meeting. The proposal was approved with a vote of 32,285,992 shares in favor, 2,354,783 shares against, 4,116 abstentions and no broker non-votes. Sufficient votes were received to approve this proposal; however this proposal was not necessary following the approval of the Merger Agreement Proposal and the Compensation Proposal and was therefore not implemented.

3.	Proposal to approve, by non-binding, advisory vote, compensation that will or may become payable by Life Time to its named executive officers in connection with the merger contemplated by the merger agreement (the “Compensation Proposal”). The proposal was approved with a vote of 30,702,475 shares in favor, 3,251,669 shares against, 690,747 abstentions and no broker non-votes.

Each proposal is described in detail in Life Time’s definitive proxy statement, dated April 30, 2015, which was filed with the Securities and Exchange Commission on April 30, 2015, and first mailed to Life Time’s shareholders on or about April 30, 2015. The merger contemplated by the merger agreement is expected to close on June 10, 2015, subject to customary closing conditions.

As of the close of business on the record date for the meeting, which was April 27, 2015, there were 39,043,889 shares of common stock outstanding and entitled to vote at the meeting. Each share of common stock was entitled to one vote per share. Shareholders owning a total of 34,644,891 of Life Time’s shares of common stock voted at the special meeting, representing approximately 88.73% of Life Time’s shares of common stock outstanding as of the record date for the special meeting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

LIFE TIME FITNESS, INC.

Date: June 4, 2015	By	/s/ James N. Spolar
James N. Spolar
Vice President, Senior Associate General Counsel and Secretary